UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2008

Catalyst Lighting Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50385	84-1588927
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

190 Lakeview Way
Vero Beach, FL 32963

(Address of principal executive offices and Zip Code)

772-231-7544

(Registrant’s telephone number, including area code)

No Change

(Former name or former address since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 23, 2008, Catalyst Lighting Group, Inc. (the “Company” or “Catalyst”), a Delaware corporation, entered into a letter of intent (the “Letter of Intent”) to acquire Organic Bouquet, Inc. (“Organic Bouquet”), a California corporation, and Organic Style Limited (“Organic Style”), a private limited company organized under the laws of England and Wales (collectively, Organic Bouquet and Organic Style are referred to as “Organic”).

Organic Style is the umbrella brand for eco-luxury products that uphold the well-being of the planet and humankind, including: OrganicStyle.com, an online eco-boutique; Organic Bouquet, a seller of organic and certified sustainably-grown flowers; Organic Style Magazine; Coyuchi, a seller of organic bed and bath products; and Ecoflowers.com, the wholesale floral division serving upscale retailers, hotels, spas and florists.

Under the transactions contemplated under the Letter of Intent, the Company is expected to acquire all of the outstanding capital stock of Organic in exchange for shares of the Company’s common stock either through a merger or a share exchange. The closing of the acquisition is subject to the ability of Organic to obtain a minimum of $14.5 million, but up to or exceeding $25 million, of additional financing from investors.

Immediately after giving effect to the acquisition and the additional financing, the stockholders of Organic (the “Organic Holders”)  and the investors participating in the financing are expected to own, in the aggregate, approximately 97.5% of the Company's issued and outstanding shares of common stock on a fully diluted and as-converted basis, such percentage being subject to adjustment prior to closing. Assuming no adjustment is required, the current stockholders of the Company are expected to own approximately 2.5% of the issued and outstanding shares of common stock after completion of the acquisition and the additional financing on a fully diluted and as-converted basis.

Upon the closing of the acquisition, it is contemplated that a new board of directors will be designated by the Organic Holders.

In addition, the completion of the acquisition is subject to certain other conditions to closing, including but not limited to, the negotiation and execution of a definitive acquisition agreement, the delivery of audited financial statements of Organic prepared in accordance with generally accepted accounting principles in the United States of America, and required board, stockholder and member approvals.

Subject to the satisfaction of the above conditions and other customary conditions, the acquisition is presently expected to close by September 30, 2008.   However, there can be no assurances that the acquisition will be completed.

The Company is currently a “shell company” with nominal assets and operations whose sole business has been to identify, evaluate and investigate various companies with the intent that, if such investigation warrants, a reverse merger transaction be negotiated and completed pursuant to which the Company would acquire a target company with an operating business with the intent of continuing the acquired company’s business as a publicly held entity.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 27, 2008	CATALYST LIGHTING GROUP, INC.

	By:	/s/ Kevin R. Keating
Name: Kevin R. Keating
Title: President

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